1 Defined as remaining performance obligation (RPO)
*Non-GAAP Financial Measure

GE Vernova reports second quarter 2025 financial results
Strong 2Q'25 results with continued growth, margin expansion and positive cash flow; raising 2025 guidance
Second Quarter 2025 Highlights:
•Orders of $12.4B, +4% organically; continued strong demand at Power and Electrification
•Backlog1 growth of $5.2B sequentially from equipment and services
•Gas Power equipment backlog and slot reservation agreements grew from 50 to 55 GW
•Revenue of $9.1B, +11%, +12% organically* with growth in both equipment and services
•Net income of $0.5B; net income margin of 5.4%
•Adjusted EBITDA* of $0.8B and adjusted EBITDA margin* of 8.5%
•Cash from operating activities of $0.4B; free cash flow* of $0.2B
•$7.9B cash balance; $1.7B in capital returned to shareholders year-to-date
CAMBRIDGE, Mass., (July 23, 2025) – GE Vernova Inc. (NYSE: GEV), a unique industry leader enabling customers to accelerate the energy transition, today reported financial results for the second quarter ending June 30, 2025.
“GE Vernova had a productive second quarter, positioning us well to continue to accelerate our growth and margin expansion from here. We grew our backlog by more than $5 billion and increased our Gas equipment backlog and slot reservation agreements from 50 to 55 gigawatts. With strength in Power and Electrification, we are raising our revenue, adjusted EBITDA margin, and free cash flow expectations for the year,” said GE Vernova CEO Scott Strazik. “We are at the beginning of an investment supercycle into more reliable baseload power, grid infrastructure and decarbonization solutions. Our near-term results are improving, but more importantly, our long-term potential is accelerating faster.”
In the second quarter, GE Vernova orders of $12.4 billion increased +4% organically, driven by robust equipment growth at Power and continued services strength. Revenue of $9.1 billion was up +11%, +12% organically*, with strong growth in equipment and services. Margins expanded significantly from volume, price, and productivity, which more than offset investments and the impact of tariffs. Positive free cash flow* was driven by stronger adjusted EBITDA* but decreased year-over-year, due to a nonrecurring arbitration refund received in 2Q’24 and lower positive benefit from working capital.
Power
•Orders of $7.1 billion increased +44% organically from robust Gas Power equipment. Revenues of $4.8 billion increased +7%, +9% organically*, led by Gas Power. Segment EBITDA margin grew +260 basis points, +40 basis points organically*.
•Signed 9 gigawatts of new gas equipment contracts including 7 GW of slot reservation agreements and 2 GW of orders. Converted 3 GW of existing slot reservation agreements to orders and shipped 5 GW of equipment; resulting in backlog remaining at 29 GW, while growing slot reservation agreements from 21 GW to 25 GW.
•Received final investment decision from the Province of Ontario for construction of the first small modular reactor
(SMR) in the Western world at Ontario Power Generation's Darlington site.
Wind
•Orders of $2.1 billion decreased (5)% organically, driven by lower Onshore Wind equipment orders. Revenues of $2.2 billion increased +9% on a U.S. GAAP basis and organically* from higher Onshore Wind deliveries. Segment EBITDA losses grew from Onshore Wind services costs and tariffs at Offshore Wind, offsetting more profitable Onshore Wind equipment volume.
•Invested more than $100 million to improve performance of the ~57,000 wind turbine installed base.
Electrification
•Orders of $3.3 billion decreased (31)% organically, given the value of large equipment orders last year. Strong demand for grid equipment continued. Revenues of $2.2 billion increased +23%, +20% organically*, led by Grid
Solutions. Segment EBITDA margin grew +740 basis points on a U.S. GAAP basis and organically*.
•$2 billion in sequential equipment backlog growth with Europe, North America, and Asia up approximately 10%.

Company Updates:
In the second quarter of 2025, GE Vernova:
•Achieved fatality-free operations, which remain a top priority.
•Released its 2024 Sustainability Report, outlining progress against its four-pillar sustainability framework.
•Repurchased approximately 1.2 million shares for $0.4 billion, with a total of 5.2 million shares repurchased year-to-
date through June 30 at an average price of $306.
•Paid a $0.25 per share quarterly dividend; on June 23, declared a $0.25 per share third quarter dividend, payable on
August 18, 2025 to stockholders of record as of July 21, 2025.
•On May 23, S&P affirmed its investment grade credit rating of BBB- and revised its GE Vernova ratings outlook to
Positive from Stable. So far in 2025, both S&P and Fitch raised their ratings outlooks to Positive from Stable.
•Invested $0.2 billion in capital expenditures, including initiatives to expand capacity in Power and Electrification, as part of its commitment to invest $4 billion in capex through 2028.
•Funded $0.3 billion in research and development (R&D) spending, to advance breakthrough energy transition technologies, as part of its commitment to invest $5 billion in R&D through 2028.
"We had a strong first half of 2025 as we continued executing our financial strategy. We are delivering disciplined revenue growth, margin expansion, and positive free cash flow from stronger earnings, down payments and working capital management, resulting in further improvement in linearity. Our accelerated cost transformation efforts will position us for continued improvement in our performance,” said GE Vernova CFO Ken Parks. “We executed on our commitment to return cash to shareholders through our share repurchase actions and quarterly dividend payment, while maintaining a healthy cash balance and solid investment grade balance sheet. Based on our performance, we are now trending towards the higher end of our 2025 revenue guidance and have increased our expectations for adjusted EBITDA margin and free cash flow.”
2025 Guidance:
GE Vernova is raising its 2025 financial guidance and now expects revenue to trend towards the higher end of $36-$37 billion; adjusted EBITDA margin* of 8%-9%, raising the low end of the previous guidance of high-single digits; and free cash flow* of $3.0-$3.5 billion, up from $2.0-$2.5 billion. Segment guidance is:
•Power: 6%-7% organic revenue* growth, up from mid-single digits and 14%-15% segment EBITDA margin, up from 13-14%.
•Wind: Organic revenue* down mid-single digits and $200-$400 million of segment EBITDA losses, trending toward the bottom of the range.
•Electrification: Approximately 20% organic revenue* growth, up from mid-to-high teens and 13%-15% segment
EBITDA margin, up from 11%-13%.
The guidance includes the impact of tariffs as currently outlined and resulting inflation, which is now estimated to be trending toward the lower end of approximately $300-$400 million, net of mitigating actions.
Total Company Results

	Three months ended June 30			Six months ended June 30
(Dollars in millions, except per share)	2025	2024	Year-on- Year	2025	2024	Year-on- Year
GAAP Metrics
Total revenues	$9,111	$8,204	11%	$17,143	$15,463	11%
Net income (loss)	$492	$1,280	$(788)	$756	$1,174	$(418)
Net income (loss) margin	5.4%	15.6%	(1,020) bps	4.4%	7.6%	(320) bps
Diluted EPS(a)	$1.86	$4.65	U	$2.77	$4.22	U
Cash from (used for) operating activities	$367	$978	$(612)	$1,528	$535	$993
Non-GAAP Metrics
Organic revenues	$9,044	$8,074	12%	$17,205	$15,151	14%
Adjusted EBITDA	$770	$524	$246	$1,227	$714	$513
Adjusted EBITDA margin	8.5%	6.4%	210 bps	7.2%	4.6%	260 bps
Adjusted organic EBITDA margin	8.1%	7.3%	80 bps	6.8%	5.6%	120 bps
Free cash flow	$194	$821	$(627)	$1,169	$161	$1,009
(a) The computation of earnings (loss) per share for all periods through April 1, 2024 was calculated using 274 million common shares that were issued upon our separation from General Electric Company (GE) and excludes Net loss (income) attributable to noncontrolling interests. For periods prior to April 1, 2024, the Company participated in various GE stock-based compensation plans, and there were no dilutive equity instruments as there were no equity awards of GE Vernova outstanding.
*Non-GAAP Financial Measure

Results by Reporting Segment
The following segment discussions and variance explanations are intended to reflect management’s view of the relevant comparisons of financial results.
Power

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2025	2024	Year-on-Year	2025	2024	Year-on-Year
Orders	$7,088	$4,975	42%	$13,335	$10,005	33%
Revenues	$4,758	$4,455	7%	$9,180	$8,490	8%
Cost of revenues(a)	$3,449	$3,315		$6,819	$6,451
Selling, general, and administrative expenses(a)	$448	$491		$902	$1,007
Research and development expenses(a)	$128	$86		$232	$166
Other segment (income)/expenses(b)	$(46)	$(50)		$(59)	$(93)
Segment EBITDA	$778	$613	$165	$1,286	$958	$328
Segment EBITDA margin	16.4%	13.8%	260 bps	14.0%	11.3%	270 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Second Quarter 2025 Performance:
Orders of $7.1 billion increased +44% organically, led by Gas Power equipment nearly tripling with 20 heavy-duty units, including 7 HA turbines, and 27 aeroderivatives. Services orders increased +4% organically, driven by Steam Power.
Revenues of $4.8 billion increased +7%, +9% organically*, led by Gas Power HA turbine deliveries and services growth, partially offset by lower aeroderivative shipments. Segment EBITDA was $0.8 billion and segment EBITDA margin was
16.4%, up +260 basis points, +40 basis points organically* primarily at Gas Power and Steam Power due to favorable price, increased productivity, and higher volume more than offsetting additional expenses to support investments at Gas
Power and Nuclear Power and inflation.
Wind

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2025	2024	Year-on-Year	2025	2024	Year-on-Year
Orders	$2,063	$2,160	(4)%	$2,702	$3,310	(18)%
Revenues	$2,245	$2,062	9%	$4,095	$3,701	11%
Cost of revenues(a)	$2,226	$1,975		$4,066	$3,584
Selling, general, and administrative expenses(a)	$141	$145		$276	$292
Research and development expenses(a)	$40	$59		$73	$121
Other segment (income)/expenses(b)	$3	$—		$(8)	$(7)
Segment EBITDA	$(165)	$(117)	$(49)	$(312)	$(289)	$(22)
Segment EBITDA margin	(7.3)%	(5.7)%	(160) bps	(7.6)%	(7.8)%	20 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Second Quarter 2025 Performance:
Orders of $2.1 billion decreased (5)% organically, driven by lower Onshore Wind equipment orders outside of North
America. Revenues of $2.2 billion increased +9% on a U.S. GAAP basis and organically*, driven by higher Onshore Wind equipment volume in North America, partially offset by Offshore Wind. Segment EBITDA was $(0.2) billion and segment
EBITDA margin was (7.3)%, down (160) basis points, (200) basis points organically*, driven by higher Onshore Wind services costs to improve fleet performance and the impact of tariffs at Offshore Wind, partially offset by more profitable
Onshore Wind equipment volume.
*Non-GAAP Financial Measure

Electrification

	Three months ended June 30			Six months ended June 30
(Dollars in millions)	2025	2024	Year-on-Year	2025	2024	Year-on-Year
Orders	$3,338	$4,823	(31)%	$6,731	$8,394	(20)%
Revenues	$2,201	$1,790	23%	$4,080	$3,441	19%
Cost of revenues(a)	$1,518	$1,262		$2,801	$2,458
Selling, general, and administrative expenses(a)	$320	$315		$664	$645
Research and development expenses(a)	$105	$88		$193	$175
Other segment (income)/expenses(b)	$(64)	$(5)		$(113)	$(32)
Segment EBITDA	$322	$129	$192	$535	$195	$340
Segment EBITDA margin	14.6%	7.2%	740 bps	13.1%	5.7%	740 bps
(a) Excludes depreciation and amortization expenses.
(b) Primarily includes equity method investment income and other interest and investment income.
Second Quarter 2025 Performance:
Orders of $3.3 billion decreased (31)% organically, given the value of large equipment orders last year. Strong demand continued for grid equipment, particularly in Asia. Revenues of $2.2 billion grew +23%, +20% organically*, driven by Grid
Solutions due to growth in HVDC, switchgear, and transformer volume. Segment EBITDA was $0.3 billion and segment
EBITDA margin was 14.6%, up +740 basis points on a U.S. GAAP basis and organically*, due to volume, productivity, and price, primarily at Grid Solutions.
*Non-GAAP Financial Measure

Non-GAAP Financial Measures
The non-GAAP financial measures presented in this press release are supplemental measures of our performance and our liquidity that we believe help investors understand our financial condition and operating results and assess our future prospects. We believe that presenting these non-GAAP financial measures, in addition to the corresponding U.S. GAAP financial measures, are important supplemental measures that exclude non-cash or other items that may not be indicative of or are unrelated to our core operating results and the overall health of our company. We believe that these non-GAAP financial measures provide investors greater transparency to the information used by management for its operational decision-making and allow investors to see our results “through the eyes of management.” We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance. When read in conjunction with our U.S. GAAP results, these non-GAAP financial measures provide a baseline for analyzing trends in our underlying businesses and can be used by management as one basis for financial, operational, and planning decisions. Finally, these measures are often used by analysts and other interested parties to evaluate companies in our industry.
Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes, thereby affecting their comparability from company to company. In order to compensate for these and the other limitations discussed below, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. GAAP. Readers should review the reconciliations below and should not rely on any single financial measure to evaluate our business. The reasons we use these non-GAAP financial measures and the reconciliations to their most directly comparable U.S. GAAP financial measures follow. Unless otherwise noted, tables are presented in U.S. dollars in millions, except for per-share amounts which are presented in U.S. dollars. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented in this report are calculated from the underlying numbers in millions.
We believe the organic measures presented below provide management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.

ORGANIC REVENUES, EBITDA, AND EBITDA MARGIN BY SEGMENT (NON-GAAP)
	Revenue(a)			Segment EBITDA			Segment EBITDA margin
Three months ended June 30	2025	2024	V%	2025	2024	V%	2025	2024	V bps
Power (GAAP)	$4,758	$4,455	7%	$778	$613	27%	16.4%	13.8%	260bps
Less: Acquisitions	—	—		1	—
Less: Business dispositions	—	127		—	(21)
Less: Foreign currency effect	27	3		38	(25)
Power organic (Non-GAAP)	$4,731	$4,325	9%	$739	$659	12%	15.6%	15.2%	40bps

Wind (GAAP)	$2,245	$2,062	9%	$(165)	$(117)	(41)%	(7.3)%	(5.7)%	(160) bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(7)	(2)		(15)	(21)
Wind organic (Non-GAAP)	$2,252	$2,064	9%	$(150)	$(96)	(56)%	(6.7)%	(4.7)%	(200)bps

Electrification (GAAP)	$2,201	$1,790	23%	$322	$129	F	14.6%	7.2%	740bps
Less: Acquisitions	1	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	47	2		13	3
Electrification organic (Non-GAAP)	$2,153	$1,788	20%	$309	$126	F	14.4%	7.0%	740bps

(a) Includes intersegment sales of $105 million and $119 million for the three months ended June 30, 2025 and 2024, respectively.

	Revenue(a)			Segment EBITDA			Segment EBITDA margin
Six months ended June 30	2025	2024	V%	2025	2024	V%	2025	2024	V bps
Power (GAAP)	$9,180	$8,490	8%	$1,286	$958	34%	14.0%	11.3%	270bps
Less: Acquisitions	—	—		2	—
Less: Business dispositions	—	308		—	(41)
Less: Foreign currency effect	—	5		52	(61)
Power organic (Non-GAAP)	$9,180	$8,176	12%	$1,232	$1,059	16%	13.4%	13.0%	40bps

Wind (GAAP)	$4,095	$3,701	11%	$(312)	$(289)	(8)%	(7.6)%	(7.8)%	20bps
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(43)	(9)		(13)	(35)
Wind organic (Non-GAAP)	$4,138	$3,710	12%	$(298)	$(255)	(17)%	(7.2)%	(6.9)%	(30)bps

Electrification (GAAP)	$4,080	$3,441	19%	$535	$195	F	13.1%	5.7%	740bps
Less: Acquisitions	2	—		(1)	—
Less: Business dispositions	—	—		—	—
Less: Foreign currency effect	(20)	8		11	(4)
Electrification organic (Non-GAAP)	$4,098	$3,434	19%	$525	$199	F	12.8%	5.8%	700bps

(a) Includes intersegment sales $231 million and $197 million for the six months ended June 30, 2025 and 2024, respectively.
2025 Guidance: Power and Electrification organic revenue*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding
GAAP financial measure of Power and Electrification organic revenue* in the 2025 guidance without unreasonable effort due to the uncertainty of foreign exchange rates.
*Non-GAAP Financial Measure

	Three months ended June 30			Six months ended June 30
ORGANIC REVENUES (NON-GAAP)	2025	2024	V%	2025	2024	V%
Total revenues (GAAP)	$9,111	$8,204	11%	$17,143	$15,463	11%
Less: Acquisitions	1	—		2	—
Less: Business dispositions	—	127		—	308
Less: Foreign currency effect	66	3		(63)	4
Organic revenues (Non-GAAP)	$9,044	$8,074	12%	$17,205	$15,151	14%

	Three months ended June 30			Six months ended June 30
EQUIPMENT AND SERVICES ORGANIC REVENUES (NON-GAAP)	2025	2024	V%	2025	2024	V%
Total equipment revenues (GAAP)	$4,894	$4,194	17%	$9,091	$7,811	16%
Less: Acquisitions	—	—		—	—
Less: Business dispositions	—	66		—	171
Less: Foreign currency effect	36	(2)		(62)	(1)
Equipment organic revenues (Non-GAAP)	$4,858	$4,130	18%	$9,153	$7,641	20%

Total services revenues (GAAP)	$4,217	$4,010	5%	$8,052	$7,652	5%
Less: Acquisitions	1	—		2	—
Less: Business dispositions	—	61		—	138
Less: Foreign currency effect	30	5		(1)	5
Services organic revenues (Non-GAAP)	$4,186	$3,945	6%	$8,052	$7,510	7%
We believe that Adjusted EBITDA* and Adjusted EBITDA margin*, which are adjusted to exclude the effects of unique and/or non-cash items that are not closely associated with ongoing operations provide management and investors with meaningful measures of our performance that increase the period-to-period comparability by highlighting the results from ongoing operations and the underlying profitability factors. We believe Adjusted organic EBITDA* and Adjusted organic EBITDA margin* provide management and investors with, when considered with Adjusted EBITDA* and Adjusted EBITDA margin*, a more complete understanding of underlying operating results and trends of established, ongoing operations by further excluding the effect of acquisitions, dispositions and foreign currency, which includes translational and transactional impacts, as these activities can obscure underlying trends.
We believe these measures provide additional insight into how our businesses are performing, on a normalized basis. However,
Adjusted EBITDA*, Adjusted organic EBITDA*, Adjusted EBITDA margin* and Adjusted organic EBITDA margin* should not be construed as inferring that our future results will be unaffected by the items for which the measures adjust.
2025 Guidance: Adjusted EBITDA margin*
We cannot provide a reconciliation of the differences between the non-GAAP financial measures expectations and the corresponding
GAAP financial measure of Adjusted EBITDA margin* in the 2025 guidance without unreasonable effort due to the uncertainty of foreign exchange rates, the costs and timing associated with potential restructuring actions and the impacts of depreciation and amortization.
*Non-GAAP Financial Measure

	Three months ended June 30			Six months ended June 30
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (NON- GAAP)	2025	2024	V%	2025	2024	V%
Net income (loss) (GAAP)	$492	$1,280	(62)%	$756	$1,174	(36)%
Add: Restructuring and other charges	42	62		108	210
Add: (Gains) losses on purchases and sales of business interests	—	(847)		(19)	(842)
Add: Separation costs (benefits)(a)	34	(91)		80	(91)
Add: Arbitration refund(b)	—	(254)		—	(254)
Add: Non-operating benefit income	(110)	(134)		(225)	(269)
Add: Depreciation and amortization(c)	202	237		406	445
Add: Interest and other financial (income) charges – net(d)(e)	(41)	(61)		(97)	(58)
Add: Provision (benefit) for income taxes(e)	151	333		218	397
Adjusted EBITDA (Non-GAAP)	$770	$524	47%	$1,227	$714	72%

Net income (loss) margin (GAAP)	5.4%	15.6%	(1,020) bps	4.4%	7.6%	(320) bps
Adjusted EBITDA margin (Non-GAAP)	8.5%	6.4%	210bps	7.2%	4.6%	260bps

(a) Costs incurred in the Spin-Off and separation from GE, including system implementations, advisory fees, one-time stock option grant, and other one-time costs. In addition, 2024 includes $136 million benefit related to deferred intercompany profit that was recognized upon GE retaining the renewable energy U.S. tax equity investments.
(b) Represents a cash refund received related to an arbitration proceeding with a multiemployer pension plan and excludes $52 million related to the interest on such amounts that was recorded in Interest and other financial charges – net.
(c) Excludes depreciation and amortization expense related to Restructuring and other charges. Includes amortization of basis differences included in Equity method investment income (loss) which is part of Other income (expense) - net.
(d) Consists of interest and other financial charges, net of interest income, other than financial interest related to our normal business operations primarily with customers.
(e) Excludes interest expense of zero and $1 million and benefit (provision) for income taxes of $(2) million and $11 million for the three months ended June 30, 2025 and 2024, respectively, as well as excludes interest expense of $(1) million and $11 million and benefit (provision) for income taxes of $(4) million and $64 million for the six months ended June 30, 2025 and 2024, respectively, related to our Financial Services business which, because of the nature of its investments, is measured on an after-tax basis.

	Three months ended June 30			Six months ended June 30
ADJUSTED ORGANIC EBITDA AND ADJUSTED ORGANIC EBITDA MARGIN (NON-GAAP)	2025	2024	V%	2025	2024	V%
Adjusted EBITDA (Non-GAAP)	$770	$524	47%	$1,227	$714	72%
Less: Acquisitions	1	—		1	—
Less: Business dispositions	—	(21)		—	(41)
Less: Foreign currency effect	32	(41)		49	(94)
Adjusted organic EBITDA (Non-GAAP)	$737	$587	26%	$1,177	$848	39%

Adjusted EBITDA margin (Non-GAAP)	8.5%	6.4%	210bps	7.2%	4.6%	260bps
Adjusted organic EBITDA margin (Non-GAAP)	8.1%	7.3%	80bps	6.8%	5.6%	120bps
We believe that free cash flow* provides management and investors with an important measure of our ability to generate cash on a normalized basis. Free cash flow* also provides insight into our ability to produce cash subsequent to fulfilling our capital obligations;
however, free cash flow* does not delineate funds available for discretionary uses as it does not deduct the payments required for certain investing and financing activities.

	Three months ended June 30			Six months ended June 30
FREE CASH FLOW (NON-GAAP)	2025	2024	V%	2025	2024	V%
Cash from (used for) operating activities (GAAP)	$367	$978	(62)%	$1,528	$535	F
Add: Gross additions to property, plant and equipment and internal-use software	(172)	(157)		(359)	(374)
Free cash flow (Non-GAAP)	$194	$821	(76)%	$1,169	$161	F
2025 GUIDANCE: FREE CASH FLOW (NON-GAAP)
We cannot provide a reconciliation of the differences between the non-GAAP financial measure expectations and the corresponding
GAAP financial measure for free cash flow* in the 2025 guidance without unreasonable effort due to the uncertainty of timing for capital expenditures.
*Non-GAAP Financial Measure

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as
“believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “guidance”, “will”, “may,” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about the benefits we expect from our lean operating model; our expectations regarding the energy transition; the demand for our products and services; our ability to navigate the current dynamic environment; the estimated impact of tariffs; our expectations of future increased business, revenues, and operating results; our ability to innovate and anticipate and address customer demands; our ability to increase production capacity, efficiencies, and quality; our underwriting and risk management;
current and future customer orders and projects; our actual and planned investments; our expected cash generation and management; our capital allocation framework, including share repurchases and dividends; operational safety; our restructuring programs and strategies to reduce operational costs; and our credit ratings.
Forward-looking statements reflect our current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties, and other factors, which could cause our actual results, performance, or achievements to differ materially from current expectations. Some of the risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied by forward-looking statements include the following:
•Our ability to successfully execute our lean operating model;
•Our ability to innovate and successfully identify and meet customer demands and needs;
•Our ability to successfully compete;
•Significant disruptions in our supply chain, including the high cost or unavailability of raw materials, components, and products essential to our business;
•Significant disruptions to our manufacturing and production facilities and distribution networks;
•Changes in government policies and priorities that reduce funding and demand for energy equipment and services;
•Shifts in demand, market expectations, and other dynamics related to energy, electrification, decarbonization, and sustainability;
•Global economic trends, competition, and geopolitical risks, including conflicts, trade policies, and other constraints on economic activity;
•Product quality issues or product or safety failures related to our complex and specialized products, solutions, and services;
•Our ability to obtain required permits, licenses, and registrations;
•Our ability to attract and retain highly qualified personnel;
•Our ability to develop, deploy, and protect our intellectual property rights;
•Our capital allocation plans, including the timing and amount of any dividends, share repurchases, acquisitions, organic investments, and other priorities;
•Our ability to successfully identify, complete, integrate, and obtain benefits from any acquisitions, joint ventures, and other investments;
•The price, availability, and trading volumes of our common stock;
•Downgrades of our credit ratings or ratings outlooks;
•The amount and timing of our cash flows and earnings;
•Our ability to meet our sustainability goals;
•The impact from cybersecurity or data security incidents;
•Changes in law, regulation, or policy that may affect our businesses and projects, or impose additional costs;
•Natural disasters, weather conditions and events, public health events, or other emergencies;
•Tax law and policy changes;
•Adverse outcomes in legal, regulatory, and administrative proceedings, actions, and disputes; and
•Other changes in macroeconomic and market conditions and volatility.
These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements, and these and other factors are more fully discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of
Operation" sections included therein, as may be updated from time to time in our SEC filings and as posted on our website at www.gevernova.com/investors/fls. We do not undertake any obligation to update or revise our forward-looking statements except as may be required by law or regulation. This press release also includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.
Additional Information
GE Vernova’s website at https://www.gevernova.com/investors contains a significant amount of information about GE
Vernova, including financial and other information for investors. GE Vernova encourages investors to visit this website from time to time, as information is updated, and new information is posted. Investors are also encouraged to visit GE
Vernova’s LinkedIn and other social media accounts, which are platforms on which the Company posts information from time to time.
Additional Financial Information
Additional financial information can be found on the Company’s website at: www.gevernova.com/investors under Reports and Filings.
Conference Call and Webcast Information
GE Vernova will discuss its results during its investor conference call today starting at 7:30 AM Eastern Time. The conference call will be broadcast live via webcast, and the webcast and accompanying slide presentation containing financial information can be accessed by visiting the investor section of the website https://www.gevernova.com/investors.
An archived version of the webcast will be available on the website after the call.
About GE Vernova
GE Vernova Inc. (NYSE: GEV) is a purpose-built global energy company that includes Power, Wind, and Electrification segments and is supported by its accelerator businesses. Building on over 130 years of experience tackling the world’s challenges, GE Vernova is uniquely positioned to help lead the energy transition by continuing to electrify the world while simultaneously working to decarbonize it. GE Vernova helps customers power economies and deliver electricity that is vital to health, safety, security, and improved quality of life. GE Vernova is headquartered in Cambridge, Massachusetts,
U.S., with approximately 75,000 employees across approximately 100 countries around the world. Supported by the
Company’s purpose, The Energy to Change the World, GE Vernova technology helps deliver a more affordable, reliable, sustainable, and secure energy future. Learn more: GE Vernova and LinkedIn.
Investor Relations Contact:
Michael Lapides
+1.617.674.7568
m.lapides@gevernova.com
Media Contact:
Adam Tucker
+1.518.227.2463
Adam.Tucker@gevernova.com
© 2025 GE Vernova and/or its affiliates. All rights reserved. GE and the GE Monogram are trademarks of General Electric Company used under trademark license.